April 2026 Registration Statement No. 333-287303 Pricing Supplement dated April 30, 2026 Filed pursuant to Rule 424(b)(2)

STRUCTURED INVESTMENTS

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Unlike conventional debt securities, the Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM (the “Auto-Callable Trigger PLUS”) will pay no interest and do not guarantee the return of the full principal amount at maturity. Instead, if the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for a cash payment of $1,290.50 per Auto-Callable Trigger PLUS, or 129.05% of the stated principal amount. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the stated principal amount plus the leveraged upside performance of the underlier. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, which is equal to 75% of the initial underlier value, at maturity investors will receive the stated principal amount plus an unleveraged positive return equal to the absolute value of the percentage decline of the underlier from the initial underlier value. Because the trigger value is 25% less than the initial underlier value, any positive return in the event that the final underlier value is less than the initial underlier value is limited to 25%. However, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will lose 1% of the stated principal amount for every 1% that the final underlier value is less than the initial underlier value. Under these circumstances, the amount investors receive will be less than 75% of the stated principal amount and could be zero. The Auto-Callable Trigger PLUS are for investors who seek a bitcoin exchange-traded fund-based return and who are willing and able to risk their principal and forgo current income in exchange for the upside leverage feature, which applies only if the final underlier value is greater than the initial underlier value, and the absolute value return feature, which applies only if the final underlier value is less than the initial underlier value and greater than or equal to the trigger value, in each case subject to automatic early redemption. Investors should be knowledgeable about the risks associated with cryptocurrencies and digital assets because the underlier seeks to reflect generally the performance of the price of bitcoin and therefore the Auto-Callable Trigger PLUS involve significant risks in investments tracking cryptocurrencies. Bitcoin has historically exhibited high price volatility relative to more traditional asset classes and has experienced extreme volatility in recent periods and may continue to do so, which may increase the volatility of the underlier. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of Barclays Bank PLC. Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the creditworthiness of Barclays Bank PLC and is not guaranteed by any third party. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (as described on page 6 of this document) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Auto-Callable Trigger PLUS. See “Risk Factors” and “Consent to U.K. Bail-in Power” in this document and “Risk Factors” in the accompanying prospectus supplement.

FINAL TERMS*
Issuer:	Barclays Bank PLC
Reference asset:	iShares® Bitcoin Trust ETF (Bloomberg ticker symbol “IBIT UQ<Equity>”) (the “underlier”)
Aggregate principal amount:	$3,881,000
Stated principal amount:	$1,000 per Auto-Callable Trigger PLUS
Pricing date:	April 30, 2026
Original issue date:	May 5, 2026
Call observation date†:	May 7, 2027
Call settlement date†:	May 12, 2027
Valuation date†:	April 28, 2028
Maturity date†:	May 3, 2028
Interest:	None
Automatic early redemption:	If, on the call observation date, the closing price of the underlier is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for the early redemption payment on the call settlement date. No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed.
Early redemption payment:	$1,290.50 per Auto-Callable Trigger PLUS (129.05% of the stated principal amount)
Payment at maturity:

If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you will receive on the maturity date a cash payment per Auto-Callable Trigger PLUS determined as follows:

• If the final underlier value is greater than the initial underlier value:

$1,000 + leveraged upside payment

• If the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value:

$1,000 + ($1,000 × absolute value return)

In this scenario, you will receive a positive 1% return on the Auto-Callable Trigger PLUS for each 1% decrease of the underlier. In no event will this amount exceed the stated principal amount plus $250.00.

• If the final underlier value is less than the trigger value:

$1,000 × underlier performance factor

This amount will be less than the stated principal amount of $1,000 and will represent a loss of more than 25%, and possibly all, of an investor’s initial investment. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS. Any payment on the Auto-Callable Trigger PLUS, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority.

U.K. Bail-in Power acknowledgment:	Notwithstanding and to the exclusion of any other term of the Auto-Callable Trigger PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Auto-Callable Trigger PLUS (or the trustee on behalf of the holders of the Auto-Callable Trigger PLUS), by acquiring the Auto-Callable Trigger PLUS, each holder or beneficial owner of the Auto-Callable Trigger PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page 6 of this document.
Leveraged upside payment:	$1,000 × upside leverage factor × underlier return
Upside leverage factor:	150%. The upside leverage factor applies only if the Auto-Callable Trigger PLUS are not redeemed and the final underlier value is greater than the initial underlier value.
Trigger value:	$32.49, which is 75% of the initial underlier value (rounded to two decimal places)
(terms continued on the next page)
Commissions and initial issue price:	Initial issue price(1)	Price to public(1)	Agent’s commissions	Proceeds to issuer
Per Auto-Callable Trigger PLUS	$1,000	$1,000	$20.00(2) $5.00(3)	$975.00
Total	$3,881,000	$3,881,000	$97,025	$3,783,975
(1)	Our estimated value of the Auto-Callable Trigger PLUS on the pricing date, based on our internal pricing models, is $978.20 per Auto-Callable Trigger PLUS. The estimated value is less than the initial issue price of the Auto-Callable Trigger PLUS. See “Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS” on page 5 of this document.

(2)	Morgan Stanley Wealth Management and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission of $20.00 for each Auto-Callable Trigger PLUS they sell. See “Supplemental Plan of Distribution” in this document.

(3)	Reflects a structuring fee payable to Morgan Stanley Wealth Management by the agent or its affiliates of $5.00 for each Auto-Callable Trigger PLUS.

One or more of our affiliates may purchase up to 15% of the aggregate principal amount of the Auto-Callable Trigger PLUS and hold such Auto-Callable Trigger PLUS for investment for a period of at least 30 days. Accordingly, the total principal amount of the Auto-Callable Trigger PLUS may include a portion that was not purchased by investors on the original issue date. Any unsold portion held by our affiliate(s) may affect the supply of Auto-Callable Trigger PLUS available for secondary trading and, therefore, could adversely affect the price of the Auto-Callable Trigger PLUS in the secondary market. Circumstances may occur in which our interests or those of our affiliates could be in conflict with your interests.

Investing in the Auto-Callable Trigger PLUS involves risks not associated with an investment in conventional debt securities. See “Risk Factors” beginning on page 16 of this document and beginning on page S-9 of the prospectus supplement. You should read this document together with the related prospectus and prospectus supplement, each of which can be accessed via the hyperlinks below, before you make an investment decision.

The Auto-Callable Trigger PLUS will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Auto-Callable Trigger PLUS or determined that this document is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this document in the initial sale of the Auto-Callable Trigger PLUS. In addition, Barclays Capital Inc. or another of our affiliates may use this document in market resale transactions in any of the Auto-Callable Trigger PLUS after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this document is being used in a market resale transaction.

The Auto-Callable Trigger PLUS constitute our unsecured and unsubordinated obligations. The Auto-Callable Trigger PLUS are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Prospectus dated May 15, 2025	Prospectus Supplement dated May 15, 2025

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Terms continued from previous page:
Underlier return:	(final underlier value – initial underlier value) / initial underlier value
Absolute value return:	The absolute value of the underlier return. For example, a -5% underlier return will result in a +5% absolute value return.
Underlier performance factor:	final underlier value / initial underlier value
Initial underlier value:	$43.32, which is the closing price of the underlier on the pricing date
Final underlier value:	The closing price of the underlier on the valuation date
Closing price:	Closing price has the meaning set forth under “Reference Assets—Exchange-Traded Funds—Special Calculation Provisions” in the prospectus supplement.
Calculation agent:	Barclays Bank PLC
Additional terms:	Terms used in this document, but not defined herein, will have the meanings ascribed to them in the prospectus supplement.
CUSIP / ISIN:	06749GL70 / US06749GL703
Listing:	The Auto-Callable Trigger PLUS will not be listed on any securities exchange.
Selected dealer:	Morgan Stanley Wealth Management (“MSWM”)

*	The underlier and the terms of the Auto-Callable Trigger PLUS are subject to adjustment by the calculation agent and the maturity date may be accelerated, in each case under certain circumstances as set forth in the accompanying prospectus supplement, as supplemented by “Supplemental Terms of the Auto-Callable Trigger PLUS” below. See “Risk Factors—Risks Relating to the Underlier” below.
†	Subject to postponement in certain circumstances, as described under “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with an Exchange-Traded Fund That Does Not Hold Equity Securities as a Reference Asset” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement
Barclays Capital Inc.
April 2026	Page 2

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Terms of the Auto-Callable Trigger PLUS

You should read this document together with the prospectus dated May 15, 2025, as supplemented by the prospectus supplement dated May 15, 2025 relating to our Global Medium-Term Notes, Series A, of which the Auto-Callable Trigger PLUS are a part. This document, together with the documents listed below, contains the terms of the Auto-Callable Trigger PLUS and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Risk Factors” in this document, as the Auto-Callable Trigger PLUS involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS.

You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

▪	Prospectus dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000119312525120720/d925982d424b2.htm

▪	Prospectus supplement dated May 15, 2025: http://www.sec.gov/Archives/edgar/data/312070/000095010325006051/dp228678_424b2-prosupp.htm

Our SEC file number is 1-10257 and our Central Index Key, or CIK, on the SEC website is 0000312070. As used in this document, “we,” “us” and “our” refer to Barclays Bank PLC.

In connection with this offering, Morgan Stanley Wealth Management is acting in its capacity as a selected dealer.

April 2026	Page 3

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Supplemental Terms of the Auto-Callable Trigger PLUS

The provisions set forth under “Terms of the Notes—Commodity Hedging Disruption Events” in the accompanying prospectus supplement are not applicable to the Auto-Callable Trigger PLUS.

The third and fourth paragraphs under “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Discontinuance of an Exchange-Traded Fund” in the accompanying prospectus supplement shall be replaced in their entirety by the below:

If (i) the shares or other interests of an exchange-traded fund (or any successor fund) are de-listed from the relevant exchange or the exchange-traded fund (or any successor fund) is liquidated or otherwise terminated and the calculation agent determines that no successor fund is available or (ii) a Distribution-in-Kind Event occurs, then the calculation agent may in its sole discretion accelerate the maturity date to the fourth business day after the date on which the value of the securities is determined by the calculation agent as described below. In the event of such an acceleration, the amount payable in respect of the securities on the maturity date as so accelerated will be the value of the securities as of the termination date (or, if the calculation agent determines in its sole discretion that another day is more appropriate, such other day), as determined by the calculation agent in its sole discretion by reference to, among other things, the value of any embedded options or other derivatives. In the case of an acceleration of the maturity date on the securities, any accrued but unpaid interest payable under the securities will be paid through and excluding the related date of the accelerated payment.

The “termination date” means (1) in the case of an event under clause (i) of the preceding paragraph, the date of the de-listing, liquidation or termination, as applicable, of the relevant exchange-traded fund; or (2) in the case of a Distribution-in-Kind Event, the earlier of (a) the date of the liquidation, termination, modification or distribution, as applicable, and (b) the date of the first public announcement by the sponsor of the relevant exchange-traded fund of an intention to cause any such event (or, in each case, if that date is not a scheduled trading day, the immediately preceding scheduled trading day).

With respect to the Auto-Callable Trigger PLUS, a “Distribution-in-Kind Event” shall occur if (i) the underlier is liquidated or otherwise terminated, (ii) the underlier is modified in any respect to permit the distribution of digital assets to holders of shares of the underlier, (iii) digital assets are distributed to holders of shares of the underlier or (iv) a public announcement is made with respect to the underlier of an intention to cause any of the foregoing to occur.

April 2026	Page 4

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information Regarding Our Estimated Value of the Auto-Callable Trigger PLUS

Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables, such as market benchmarks, our appetite for borrowing and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the pricing date is based on our internal funding rates. Our estimated value of the Auto-Callable Trigger PLUS might be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.

Our estimated value of the Auto-Callable Trigger PLUS on the pricing date is less than the initial issue price of the Auto-Callable Trigger PLUS. The difference between the initial issue price of the Auto-Callable Trigger PLUS and our estimated value of the Auto-Callable Trigger PLUS results from several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

Our estimated value on the pricing date is not a prediction of the price at which the Auto-Callable Trigger PLUS may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Auto-Callable Trigger PLUS in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but it is not obligated to do so.

Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the pricing date for a temporary period expected to be approximately 40 days after the initial issue date of the Auto-Callable Trigger PLUS because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Auto-Callable Trigger PLUS and other costs in connection with the Auto-Callable Trigger PLUS that we will no longer expect to incur over the term of the Auto-Callable Trigger PLUS. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Auto-Callable Trigger PLUS and/or any agreement we may have with the distributors of the Auto-Callable Trigger PLUS. The amount of our estimated costs that we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial issue date of the Auto-Callable Trigger PLUS based on changes in market conditions and other factors that cannot be predicted.

We urge you to read “Risk Factors” beginning on page 16 of this document.

April 2026	Page 5

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Consent to U.K. Bail-in Power

Notwithstanding and to the exclusion of any other term of the Auto-Callable Trigger PLUS or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Auto-Callable Trigger PLUS (or the trustee on behalf of the holders of the Auto-Callable Trigger PLUS), by acquiring the Auto-Callable Trigger PLUS, each holder or beneficial owner of the Auto-Callable Trigger PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.

Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.

The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Auto-Callable Trigger PLUS; (ii) the conversion of all, or a portion, of the principal amount of, or interest on, or any other amounts payable on, the Auto-Callable Trigger PLUS into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Auto-Callable Trigger PLUS of such shares, securities or obligations); (iii) the cancellation of the Auto-Callable Trigger PLUS and/or (iv) the amendment or alteration of the maturity of the Auto-Callable Trigger PLUS, or the amendment of the amount of interest or any other amounts due on the Auto-Callable Trigger PLUS, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Auto-Callable Trigger PLUS solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Auto-Callable Trigger PLUS further acknowledges and agrees that the rights of the holders or beneficial owners of the Auto-Callable Trigger PLUS are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Auto-Callable Trigger PLUS may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.

For more information, please see “Risk Factors—Risks Relating to the Issuer—You may lose some or all of your investment if any U.K. bail-in power is exercised by the relevant U.K. resolution authority” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

April 2026	Page 6

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Investment Summary

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

The Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028 (the “Auto-Callable Trigger PLUS”) can be used:

▪	To provide an opportunity to earn the early redemption payment, which is an amount equal to $1,290.50 per Auto-Callable Trigger PLUS, or 129.05% of the stated principal amount, if the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value.

▪	As an alternative to direct exposure to the underlier that, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, enhances returns for any positive performance of the underlier

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to enhance returns and outperform the underlier in a bullish scenario

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to achieve similar levels of upside exposure to the underlier as a direct investment, while using fewer dollars by taking advantage of the upside leverage factor

▪	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, to provide an unleveraged positive return in the event of a decline of the underlier from the pricing date to the valuation date, but only if the final underlier value is greater than or equal to the trigger value

If the final underlier value is less than the trigger value, the Auto-Callable Trigger PLUS are exposed on a 1:1 basis to the negative performance of the underlier.

Maturity:	Approximately two years (unless redeemed earlier)
Early redemption payment:	$1,290.50 per Auto-Callable Trigger PLUS (129.05% of the stated principal amount)
Upside leverage factor:	150% (applicable only if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value)
Trigger value:	75% of the initial underlier value
Minimum payment at maturity:	None. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.
Interest:	None

Key Investment Rationale

The Auto-Callable Trigger PLUS are for investors who seek a bitcoin exchange-traded fund-based return and who are willing and able to risk their principal and forgo current income in exchange for the upside leverage feature, which applies only if the final underlier value is greater than the initial underlier value, and the absolute value return feature, which applies only if the final underlier value is less than the initial underlier value and greater than or equal to the trigger value, in each case subject to automatic early redemption. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

Automatic Early Redemption Feature	On the call observation date, if the closing price of the underlier is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment. No further payments will be made on the Auto-Callable Trigger PLUS after they have been redeemed. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.
April 2026	Page 7

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Leveraged Upside Performance	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors an opportunity to capture enhanced returns for any positive performance of the underlier relative to a direct investment in the underlier.
Absolute Return Feature	If the Auto-Callable Trigger PLUS are not redeemed prior to maturity, the Auto-Callable Trigger PLUS offer investors the potential for an unleveraged positive return at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value.
Upside Scenario if the Underlier Appreciates	The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value. In this case, at maturity, the Auto-Callable Trigger PLUS pay the stated principal amount of $1,000 plus a return equal to 150% of the underlier return.
Absolute Return Scenario	The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value. In this case, at maturity, the Auto-Callable Trigger PLUS pay a positive 1% return for each 1% decrease of the underlier. For example, if the final underlier value is 5% less than the initial underlier value, the Auto-Callable Trigger PLUS will provide a total positive return of 5% at maturity. Because the trigger value is 25% less than the initial underlier value, any positive return in the event that the final underlier value is less than the initial underlier value is limited to 25%.
Downside Scenario	The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value. In this case, at maturity, the Auto-Callable Trigger PLUS pay less than 75% of the stated principal amount and the percentage loss of the stated principal amount will be equal to the percentage decrease from the initial underlier value to the final underlier value. For example, if the final underlier value is 55% less than the initial underlier value, the Auto-Callable Trigger PLUS will pay $450.00 per Auto-Callable Trigger PLUS, or 45% of the stated principal amount, for a loss of 55% of the stated principal amount. There is no minimum payment at maturity on the Auto-Callable Trigger PLUS. Accordingly, investors could lose their entire investment in the Auto-Callable Trigger PLUS.
April 2026	Page 8

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Selected Purchase Considerations

The Auto-Callable Trigger PLUS are not appropriate for all investors. The Auto-Callable Trigger PLUS may be an appropriate investment for you if all of the following statements are true:

▪	You do not seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek the potential for a fixed return equal to the early redemption payment if the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value, or anticipate that the final underlier value will be greater than the initial underlier value or less than the initial underlier value but greater than or equal to the trigger value, and you are willing and able to accept the risk that, if the final underlier value is less than the trigger value, you will lose a significant portion, and possibly all, of the stated principal amount of the Auto-Callable Trigger PLUS.

▪	You are willing and able to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.

▪	You are willing and able to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	You are willing and able to accept that the absolute return feature applies only if the underlier does not decrease from the initial underlier value by more than 25%, that any positive return in the event that the final underlier value is less than the initial underlier value is limited to 25% and that any decline in the final underlier value from the initial underlier value by more than 25% will result in a loss, rather than a positive return, on the Auto-Callable Trigger PLUS.

▪	You are willing and able to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You understand and accept that you will not have any rights with respect to the underlier or the underlying asset held by the underlier.

▪	You do not seek an investment for which there will be an active secondary market and you are willing and able to hold the Auto-Callable Trigger PLUS to maturity if the Auto-Callable Trigger PLUS are not automatically redeemed.

▪	You are willing and able to assume our credit risk for all payments on the Auto-Callable Trigger PLUS.

▪	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

The Auto-Callable Trigger PLUS may not be an appropriate investment for you if any of the following statements are true:

▪	You seek an investment that produces periodic interest or coupon payments or other sources of current income.

▪	You seek an investment that provides for the full repayment of principal at maturity.

▪	You anticipate that the closing price of the underlier will be less than the initial underlier value on the call observation date or that the final underlier value will be less than the trigger value, or you are unwilling or unable to accept the risk that, if it is, you will lose a significant portion, and possibly all, of the stated principal amount of the Auto-Callable Trigger PLUS.

▪	You are unwilling or unable to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value.

▪	You are unwilling or unable to accept the risk that, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	You are unwilling or unable to accept that the absolute return feature applies only if the underlier does not decrease from the initial underlier value by more than 25%, that any positive return in the event that the final underlier value is less than the initial underlier value is limited to 25% or that any decline in the final underlier value from the initial underlier value by more than 25% will result in a loss, rather than a positive return, on the Auto-Callable Trigger PLUS.

April 2026	Page 9

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	You are unwilling or unable to accept the risks associated with an investment linked to the performance of the underlier, as explained in more detail in the “Risk Factors” section of this document.

▪	You seek an investment that entitles you to rights related to the underlier or the underlying asset held by the underlier.

▪	You are unwilling or unable to accept the risk that the Auto-Callable Trigger PLUS may be automatically redeemed prior to scheduled maturity.

▪	You seek an investment for which there will be an active secondary market and/or you are unwilling or unable to hold the Auto-Callable Trigger PLUS to maturity if the Auto-Callable Trigger PLUS are not automatically redeemed.

▪	You are unwilling or unable to assume our credit risk for all payments on the Auto-Callable Trigger PLUS.

▪	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.

You must rely on your own evaluation of the merits of an investment in the Auto-Callable Trigger PLUS. You should reach a decision whether to invest in the Auto-Callable Trigger PLUS after carefully considering, with your advisors, the appropriateness of the Auto-Callable Trigger PLUS in light of your investment objectives and the specific information set forth in this document, the prospectus and the prospectus supplement. Neither the issuer nor Barclays Capital Inc. makes any recommendation as to the appropriateness of the Auto-Callable Trigger PLUS for investment.

April 2026	Page 10

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

How the Auto-Callable Dual Directional Trigger PLUS Work

The following payoff diagrams and scenarios illustrate the payment upon automatic early redemption or at maturity on the Auto-Callable Trigger PLUS based on the following terms:

Stated principal amount:	$1,000 per Auto-Callable Trigger PLUS

Early redemption payment:	$1,290.50 per Auto-Callable Trigger PLUS (129.05% of the stated principal amount)

Upside leverage factor:	150% (applicable only if the Auto-Callable Trigger PLUS are not redeemed prior to maturity the final underlier value is greater than the initial underlier value)

Trigger value:	75% of the initial underlier value

Minimum payment at maturity:	None. You could lose your entire initial investment in the Auto-Callable Trigger PLUS.

Diagram #1: Call Observation Date

April 2026	Page 11

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Diagram #2: Payment at Maturity If No Automatic Early Redemption Occurs

Auto-Callable Dual Directional Trigger PLUS Payoff Diagram If No Automatic Early Redemption Occurs

Scenario Analysis

▪	Automatic Early Redemption Scenario. On the call observation date, if the closing price of the underlier is greater than or equal to the initial underlier value, under the terms of the Auto-Callable Trigger PLUS, the Auto-Callable Trigger PLUS will be automatically redeemed for an amount per Auto-Callable Trigger PLUS equal to the early redemption payment of $1,290.50, or 129.05% of the stated principal amount. If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value or the absolute value return feature that applies to the payment at maturity if the final underlier value less than the initial underlier value but greater than or equal to the trigger value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	Upside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is greater than the initial underlier value, at maturity investors will receive the $1,000 stated principal amount plus 150% of the appreciation of the underlier from the initial underlier value to the final underlier value.

▪	For example, if the underlier appreciates by 3%, at maturity investors would receive a 4.50% return, or $1,045.00 per Auto-Callable Trigger PLUS.

▪	Under the terms of the Auto-Callable Trigger PLUS, if the underlier appreciates by 30%, investors would receive a 45.00% return, or $1,450.00 per Auto-Callable Trigger PLUS, at maturity. This is significantly more than the early redemption payment the investor would have received if the underlier had appreciated 30% or more as of the call observation date, and, as a result, the Auto-Callable Trigger PLUS were automatically redeemed.

▪	Absolute Return Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, at maturity investors will receive a positive 1% return on the Auto-Callable Trigger PLUS for each 1% decrease of the underlier.

April 2026	Page 12

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	For example, if the underlier depreciates by 5%, at maturity investors would receive a 5% return, or $1,050.00 per Auto-Callable Trigger PLUS.

▪	Downside Scenario. If the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, at maturity investors will receive an amount that is less than 75% of the $1,000 stated principal amount and that will reflect a 1% loss of principal for each 1% decline in the underlier. Investors may lose their entire initial investment in the Auto-Callable Trigger PLUS.

▪	For example, if the underlier depreciates by 50%, investors would lose 50% of their principal and receive only $500.00 per Auto-Callable Trigger PLUS at maturity, or 50% of the stated principal amount.

April 2026	Page 13

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

If Not Redeemed Prior to Maturity, What Is the Total Return on the Auto-Callable Trigger PLUS at Maturity, Assuming a Range of Performances for the Underlier?

The following table and examples illustrate the hypothetical payment at maturity and hypothetical total return at maturity on the Auto-Callable Trigger PLUS, assuming the Auto-Callable Trigger PLUS are not redeemed prior to maturity. The “total return” as used in this document is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 stated principal amount to $1,000.00. The table and examples set forth below assume a hypothetical initial underlier value of $100.00 and a hypothetical trigger value of $75.00 (or 75% of the hypothetical initial underlier value) and reflect the upside leverage factor of 150%. The hypothetical initial underlier value of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial underlier value. Please see “iShares® Bitcoin Trust ETF Overview” below for recent actual values of the underlier. The actual initial underlier value and trigger value are set forth on the cover page of this document. Each hypothetical payment at maturity or total return set forth below is for illustrative purposes only and may not be the actual payment at maturity or total return applicable to a purchaser of the Auto-Callable Trigger PLUS. The numbers appearing in the following table and examples have been rounded for ease of analysis. The table and examples below do not take into account any tax consequences from investing in the Auto-Callable Trigger PLUS.

Final Underlier Value	Underlier Return	Underlier Performance Factor	Absolute Value Return	Payment at Maturity	Total Return on Auto-Callable Trigger PLUS
$150.00	50.00%	N/A	N/A	$1,750.00	75.00%
$140.00	40.00%	N/A	N/A	$1,600.00	60.00%
$130.00	30.00%	N/A	N/A	$1,450.00	45.00%
$120.00	20.00%	N/A	N/A	$1,300.00	30.00%
$110.00	10.00%	N/A	N/A	$1,150.00	15.00%
$105.00	5.00%	N/A	N/A	$1,075.00	7.50%
$100.00	0.00%	N/A	0.00%	$1,000.00	0.00%
$95.00	-5.00%	N/A	5.00%	$1,050.00	5.00%
$90.00	-10.00%	N/A	10.00%	$1,100.00	10.00%
$85.00	-15.00%	N/A	15.00%	$1,150.00	15.00%
$80.00	-20.00%	N/A	20.00%	$1,200.00	20.00%
$75.00	-25.00%	N/A	25.00%	$1,250.00	25.00%
$74.99	-25.01%	74.99%	N/A	$749.90	-25.01%
$70.00	-30.00%	70.00%	N/A	$700.00	-30.00%
$60.00	-40.00%	60.00%	N/A	$600.00	-40.00%
$50.00	-50.00%	50.00%	N/A	$500.00	-50.00%
$40.00	-60.00%	40.00%	N/A	$400.00	-60.00%
$30.00	-70.00%	30.00%	N/A	$300.00	-70.00%
$20.00	-80.00%	20.00%	N/A	$200.00	-80.00%
$10.00	-90.00%	10.00%	N/A	$100.00	-90.00%
$0.00	-100.00%	0.00%	N/A	$0.00	-100.00%
April 2026	Page 14

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Hypothetical Examples of Amount Payable at Maturity

The following examples illustrate how the payment at maturity and total return in different hypothetical scenarios are calculated.

Example 1: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier increases from the initial underlier value of $100.00 to a final underlier value of $105.00.

Because the final underlier value is greater than the initial underlier value, the payment at maturity is calculated as follows:

$1,000 + leveraged upside payment

= $1,000 + ($1,000 × upside leverage factor × underlier return)

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = ($105.00 – $100.00) / $100.00 = 5.00%

Next, calculate the leveraged upside payment:

leveraged upside payment = $1,000 × upside leverage factor × underlier return = ($1,000 × 150% × 5.00%) = $75.00

Thus, the payment at maturity is equal to $1,075.00 per Auto-Callable Trigger PLUS, representing a total return of 7.50% on the Auto-Callable Trigger PLUS.

Example 2: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of $100.00 to a final underlier value of $90.00.

Because the final underlier value is less than or equal to the initial underlier value but greater than or equal to the trigger value, the payment at maturity is calculated as follows:

$1,000 + ($1,000 × absolute value return)

First, calculate the underlier return:

underlier return = (final underlier value – initial underlier value) / initial underlier value = ($90.00 – $100.00) / $100.00 = -10.00%

Next, calculate the payment at maturity. Because the absolute value of the underlier return of -10.00% is +10.00%, the payment at maturity is equal to:

$1,000 + ($1,000 × 10.00%) = $1,100.00

The total return on the Auto-Callable Trigger PLUS is 10.00%.

Example 3: The Auto-Callable Trigger PLUS are not redeemed prior to maturity and the value of the underlier decreases from the initial underlier value of $100.00 to a final underlier value of $50.00.

Because the final underlier value is less than the trigger value, the payment at maturity is equal to $500.00 per Auto-Callable Trigger PLUS, calculated as follows:

($1,000 × underlier performance factor)

= $1,000 × (final underlier value / initial underlier value)

= $1,000 × ($50.00 / $100.00) = $500.00

The total return on the Auto-Callable Trigger PLUS is -50.00%.

April 2026	Page 15

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risk Factors

An investment in the Auto-Callable Trigger PLUS involves significant risks. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Auto-Callable Trigger PLUS. Investing in the Auto-Callable Trigger PLUS is not equivalent to investing directly in the underlier or its underlying asset (as defined under “iShares® Bitcoin Trust ETF Overview” below). Some of the risks that apply to an investment in the Auto-Callable Trigger PLUS are summarized below, but we urge you to read the more detailed explanation of risks relating to the Auto-Callable Trigger PLUS generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Auto-Callable Trigger PLUS unless you understand and can bear the risks of investing in the Auto-Callable Trigger PLUS.

Risks Relating to the Auto-Callable Trigger PLUS Generally

▪	The Auto-Callable Trigger PLUS do not pay interest or guarantee the return of any principal. The terms of the Auto-Callable Trigger PLUS differ from those of ordinary debt securities in that the Auto-Callable Trigger PLUS do not pay interest or guarantee the return of any of the stated principal amount at maturity. Instead, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity and the final underlier value is less than the trigger value, which is 75% of the initial underlier value, the payment at maturity will be an amount in cash that is less than the $1,000 stated principal amount of each Auto-Callable Trigger PLUS by a percentage equal to the percentage decrease from the initial underlier value to the final underlier value. There is no minimum payment at maturity on the Auto-Callable Trigger PLUS and, accordingly, if the Auto-Callable Trigger PLUS are not redeemed prior to maturity, you could lose your entire initial investment in the Auto-Callable Trigger PLUS.

▪	If the Auto-Callable Trigger PLUS are redeemed following the call observation date, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment. If the closing price of the underlier on the call observation date is greater than or equal to the initial underlier value, the Auto-Callable Trigger PLUS will be automatically redeemed. In this scenario, the appreciation potential of the Auto-Callable Trigger PLUS is limited to the early redemption payment of $1,290.50 per Auto-Callable Trigger PLUS (129.05% of the stated principal amount) regardless of the actual appreciation of the underlier, and no further payments will be made on the Auto-Callable Trigger PLUS once they have been redeemed. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value or the absolute value return feature that applies to the payment at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

▪	Your potential for a positive return from depreciation of the underlier is limited. The absolute value return feature applies only if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value, which is equal to 75% of the initial underlier value. Thus, any return potential of the Auto-Callable Trigger PLUS in the event that the final underlier value is less than the initial underlier value is limited to 25%. Any decline in the final underlier value from the initial underlier value by more than 25% will result in a loss, rather than a positive return, on the Auto-Callable Trigger PLUS.

▪	Any payment on the Auto-Callable Trigger PLUS will be determined based on the closing prices of the underlier on the dates specified. Any payment on the Auto-Callable Trigger PLUS will be determined based on the closing prices of the underlier on the dates specified. You will not benefit from any more favorable value of the underlier determined at any other time.

▪	Owning the Auto-Callable Trigger PLUS is not equivalent to owning the underlier or the underlying asset held by the underlier. The return on your Auto-Callable Trigger PLUS may not reflect the return you would realize if you actually owned the underlier or the underlying asset held by the underlier. As a holder of the Auto-Callable Trigger PLUS, you will not have any rights with respect to the underlier or the underlying asset held by the underlier.

▪	Early redemption risk. The term of your investment in the Auto-Callable Trigger PLUS may be limited to as short as approximately one year by the automatic early redemption feature of the Auto-Callable Trigger PLUS. If the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will receive no further payments and may be forced to reinvest in a lower interest rate environment. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Auto-Callable Trigger PLUS in a comparable investment with a similar level of risk in the event the Auto-Callable Trigger PLUS are redeemed prior to the maturity date. In addition, if the Auto-Callable Trigger PLUS are redeemed prior to maturity, you will not benefit from the leverage feature that applies to the payment at maturity if the final underlier value is greater than the initial underlier value or the absolute value return feature that applies to the payment at maturity if the final underlier value is less than the initial underlier value but greater than or equal to the trigger value. Moreover, the early redemption payment may be significantly less than the payment at maturity you would receive for the same level of appreciation of the underlier had the Auto-Callable Trigger PLUS not been automatically redeemed and instead remained outstanding until maturity.

April 2026	Page 16

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS are uncertain. There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Auto-Callable Trigger PLUS, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Auto-Callable Trigger PLUS are uncertain, and the IRS or a court might not agree with the treatment of the Auto-Callable Trigger PLUS as prepaid forward contracts, as described below under “Additional provisions—Tax considerations.” If the IRS were successful in asserting an alternative treatment for the Auto-Callable Trigger PLUS, the tax consequences of the ownership and disposition of the Auto-Callable Trigger PLUS could be materially and adversely affected.

Even if the treatment of the Auto-Callable Trigger PLUS is respected, the IRS may assert that the Auto-Callable Trigger PLUS constitute “constructive ownership transactions” within the meaning of Section 1260 of the Internal Revenue Code of 1986, as amended (the “Code”), in which case gain recognized in respect of the Auto-Callable Trigger PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the Auto-Callable Trigger PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Auto-Callable Trigger PLUS.

In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S. federal tax consequences of an investment in the Auto-Callable Trigger PLUS (including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Issuer

▪	Credit of issuer. The Auto-Callable Trigger PLUS are unsecured and unsubordinated debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Auto-Callable Trigger PLUS, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Auto-Callable Trigger PLUS and, in the event Barclays Bank PLC were to default on its obligations, you might not receive any amount owed to you under the terms of the Auto-Callable Trigger PLUS.

▪	You may lose some or all of your investment if any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority. Notwithstanding and to the exclusion of any other term of the Auto-Callable Trigger PLUS or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Auto-Callable Trigger PLUS (or the trustee on behalf of the holders of the Auto-Callable Trigger PLUS), by acquiring the Auto-Callable Trigger PLUS, each holder or beneficial owner of the Auto-Callable Trigger PLUS acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this document. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Auto-Callable Trigger PLUS losing all or a part of the value of your investment in the Auto-Callable Trigger PLUS or receiving a different security from the Auto-Callable Trigger PLUS, which may be worth significantly less than the Auto-Callable Trigger PLUS and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Auto-Callable Trigger PLUS. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Auto-Callable Trigger PLUS will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Auto-Callable Trigger PLUS. See “Consent to U.K. Bail-in Power” in this document as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Underlier

▪	The performance and market value of the underlier, particularly during periods of market volatility, may not correlate with the performance of its underlying asset as well as its net asset value per share. The underlier does not fully replicate the performance of its underlying asset due to the fees and expenses charged by the underlier or by restrictions on access to the

April 2026	Page 17

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

underlying asset due to other circumstances. The underlier does not generate any income, and as the underlier regularly sells its underlying asset to pay for ongoing expenses, the amount of its underlying asset represented by each share gradually declines over time. The underlier sells its underlying asset to pay expenses on an ongoing basis irrespective of whether the trading price of the shares rises or falls in response to changes in the price of its underlying asset. The sale by the underlier of its underlying asset to pay expenses at a time of low prices for its underlying asset could adversely affect the value of the Auto-Callable Trigger PLUS. Additionally, there is a risk that part or all of the underlier’s holdings in its underlying asset could be lost, damaged or stolen. Access to the underlier’s underlying asset could also be restricted by natural events (such as an earthquake) or human actions (such as a terrorist attack). All of these factors may lead to a lack of correlation between the performance of the underlier and its underlying asset. In addition, because the shares of the underlier are traded on a securities exchange and are subject to market supply and investor demand, the market value of one share of the underlier may differ from the net asset value per share of the underlier.

During periods of market volatility, the underlying asset may be unavailable in the secondary market, market participants may be unable to calculate accurately the net asset value per share of the underlier and the liquidity of the underlier may be adversely affected. This kind of market volatility may also disrupt the ability of market participants to create and redeem shares of the underlier. Further, market volatility may adversely affect, sometimes materially, the prices at which market participants are willing to buy and sell shares of the underlier. As a result, under these circumstances, the market value of shares of the underlier may vary substantially from the net asset value per share of the underlier. For all of the foregoing reasons, the performance of the underlier may not correlate with the performance of its underlying asset as well as the net asset value per share of the underlier, which could materially and adversely affect the value of the Auto-Callable Trigger PLUS in the secondary market and/or reduce any payment on the Auto-Callable Trigger PLUS.

▪	The securities are subject to risks associated with bitcoin and digital assets. The investment objective of the iShares® Bitcoin Trust ETF is to reflect generally the performance of the price of bitcoin, less the iShares® Bitcoin Trust ETF’s expenses. Bitcoin is a digital asset, and use of bitcoin in the retail and commercial marketplace is relatively limited. Bitcoin generally operates without central authority or banks and is not backed by any government or organized governing body. Digital assets such as bitcoin represent new, novel and rapidly evolving products, and their value is influenced by a wide variety of factors that are uncertain and difficult to evaluate. Information about bitcoin is limited, as ownership of bitcoin is semi-anonymous and the supply of accessible bitcoin is unknown. The trading prices of many digital assets, including bitcoin, have experienced extreme volatility in recent periods and may continue to do so. Digital asset markets in the United States exist in a state of regulatory uncertainty and the exchanges on which bitcoin trades globally, including in the United States, are relatively new and, in most cases, largely unregulated. Legislative or regulatory developments could significantly affect the value of bitcoin, as could competition from other digital assets. Uncertainty about the legal classification of digital assets such as bitcoin, and the difficulties in verifying the ownership of digital assets, may affect the enforceability and protection of interests in digital assets. Political or economic crises may motivate large-scale sales of bitcoin, resulting in a reduction in the price of bitcoin. The value of bitcoin could be adversely affected by the actions of bitcoin miners and changes in the block rewards and transaction fees miners earn. Bitcoin is susceptible to theft, loss and fraud. The bitcoin network, bitcoin custodians and trading platforms are subject to risks relating to operational problems, technical glitches, internet disruptions, shutdowns, hackers and malware, all of which may also affect the price of bitcoin. Over the past several years, some digital asset platforms have been closed, been subject to criminal and civil litigation and have entered into bankruptcy proceedings due to fraud and manipulative activity, business failure and/or security breaches. Negative perception, a lack of stability and standardized regulation in the digital asset markets and/or the closure or temporary shutdown of digital asset trading platforms due to fraud, business failure, security breaches or government mandated regulation, and associated losses by customers, may reduce confidence in digital asset networks and result in greater volatility in the prices of digital assets, including bitcoin. A lack of liquidity in the digital asset market may affect the ability to buy and sell bitcoin. These and other factors could have an adverse effect on the price of bitcoin and, therefore, the value of the securities.

▪	Investments linked to bitcoin are subject to specific risks relating to security threats. Security breaches, computer malware and computer hacking attacks have been a prevalent concern in relation to digital assets, including bitcoin. The sponsor of the Underlier has stated that it believes that the bitcoins held in the Underlier’s account at its bitcoin custodian or trading balance held with its prime execution agent will be an appealing target to hackers or malware distributors seeking to steal the Underlier’s bitcoins and will only become more appealing as the amount or value of the Underlier’s assets grow. To the extent that the Underlier is unable to identify and mitigate or stop new security threats or otherwise adapt to technological changes in the digital asset industry, the Underlier’s bitcoins may be subject to theft, loss or other attack.

▪	Investments linked to bitcoin are subject to specific risks relating to fraud and manipulation. Many digital asset platforms, both in the United States and abroad, are unlicensed, not subject to, or not in compliance with, regulation in relevant jurisdictions, or operate without extensive supervision by governmental authorities, and therefore may be more susceptible to fraudulent or manipulative acts and practices. In particular, those located outside the United States may be subject to significantly less stringent regulatory and compliance requirements in their local jurisdictions and may take the position that they are not subject to laws and regulations that would apply to a regulated financial market in the United States, or may, as a practical matter, be beyond the ambit of U.S. regulators. Furthermore, many bitcoin trading venues lack certain safeguards put in place by exchanges for more traditional assets to enhance the stability of trading on the exchanges, such as circuit breakers. Tools to detect and deter fraudulent or

April 2026	Page 18

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

manipulative trading activities such as market manipulation, front-running of trades, and wash-trading may not be available to or employed by digital asset platforms, or may not exist at all. Sources of fraud and manipulation in the bitcoin market generally include, among others (1) wash trading; (2) persons with a dominant position in bitcoin manipulating bitcoin pricing; (3) hacking of the bitcoin network and trading platforms; (4) malicious control of the bitcoin network; (5) trading based on material, non-public information (for example, plans of market participants to significantly increase or decrease their holdings in bitcoin or new sources of demand for bitcoin) or based on the dissemination of false and misleading information; (6) manipulative activity involving purported “stablecoins,” and (7) fraud and manipulation at bitcoin trading platforms. The effect of potential market manipulation, front-running, wash-trading, and other fraudulent or manipulative trading practices may inflate the volumes actually present in crypto markets and/or cause distortions in price, which could adversely impact the Underlier’s creation and redemption arbitrage mechanism and affect the value of the Underlier and, consequently, the securities.

▪	The underlier has a limited trading history. The underlier began trading on January 11, 2024 and therefore has limited historical performance. Past performance should not be considered indicative of future performance.

▪	Adjustments to the underlier could adversely affect the value of the Auto-Callable Trigger PLUS or result in the Auto-Callable Trigger PLUS being accelerated. The investment adviser of the underlier may add, delete or substitute the component assets held by the underlier or make changes to its investment strategy. If the shares of the underlier are de-listed or if the underlier is liquidated or otherwise terminated, the Calculation Agent may select a successor fund that the Calculation Agent determines to be comparable to the underlier or, if no successor fund is available, the maturity date of the Auto-Callable Trigger PLUS may be accelerated for a payment determined by the Calculation Agent. In addition, if a Distribution-in-Kind Announcement Event (as defined under “Supplemental Terms of the Auto-Callable Trigger PLUS” above) occurs, the maturity date may be accelerated for a payment determined by the Calculation Agent. Any of these actions could adversely affect the value of the underlier and, consequently, the value of the Auto-Callable Trigger PLUS. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the Auto-Callable Trigger PLUS if they were not accelerated. However, if we elect not to accelerate the Auto-Callable Trigger PLUS, the value of, and any amount payable on, the Auto-Callable Trigger PLUS could be adversely affected, perhaps significantly. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Discontinuance of an Exchange-Traded Fund” in the accompanying prospectus supplement, as supplemented by “Supplemental Terms of the Auto-Callable Trigger PLUS” above.

▪	Anti-dilution protection is limited, and the calculation agent has discretion to make anti-dilution adjustments. The calculation agent may in its sole discretion make adjustments affecting the amounts payable on the Auto-Callable Trigger PLUS upon the occurrence of certain events that the calculation agent determines have a diluting or concentrative effect on the theoretical value of the shares of the underlier. However, the calculation agent might not make such adjustments in response to all events that could affect the shares of the underlier. The occurrence of any such event and any adjustment made by the calculation agent (or a determination by the calculation agent not to make any adjustment) may adversely affect the market price of, and any amounts payable on, the Auto-Callable Trigger PLUS. See “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with an Exchange-Traded Fund as a Reference Asset—Anti-dilution Adjustments” in the accompanying prospectus supplement.

▪	Governmental legislative or regulatory actions, such as sanctions, could adversely affect your investment in the Auto-Callable Trigger PLUS. Governmental legislative or regulatory actions, including, without limitation, sanctions-related actions by the U.S. or a foreign government, could prohibit or otherwise restrict persons from holding the Auto-Callable Trigger PLUS or the underlier, or engaging in transactions in them, and any such action could adversely affect the value of the underlier. These legislative or regulatory actions could result in restrictions on the Auto-Callable Trigger PLUS or the de-listing of the underlier. You may lose a significant portion or all of your initial investment in the Auto-Callable Trigger PLUS if the underlier is de-listed or if you are forced to divest the Auto-Callable Trigger PLUS due to government mandates, especially if such de-listing occurs or such divestment must be made at a time when the value of the Auto-Callable Trigger PLUS has declined. See “—Adjustments to the underlier could adversely affect the value of the Auto-Callable Trigger PLUS or result in the Auto-Callable Trigger PLUS being accelerated” above.

▪	We may accelerate the Auto-Callable Trigger PLUS if a change-in-law event occurs. Upon the occurrence of legal or regulatory changes that may, among other things, prohibit or otherwise materially restrict persons from holding the Auto-Callable Trigger PLUS or the underlier or its underlying asset, or engaging in transactions in them, the calculation agent may determine that a change-in-law event has occurred and accelerate the maturity date for a payment determined by the calculation agent in its sole discretion. Any amount payable upon acceleration could be significantly less than any amount that would be due on the Auto-Callable Trigger PLUS if they were not accelerated. However, if the calculation agent elects not to accelerate the Auto-Callable Trigger PLUS, the value of, and any amount payable on, the Auto-Callable Trigger PLUS could be adversely affected, perhaps significantly, by the occurrence of those legal or regulatory changes. See “Terms of the Notes—Change-in-Law Events” in the accompanying prospectus supplement.

April 2026	Page 19

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Risks Relating to Conflicts of Interest

▪	Hedging and trading activity by the issuer and its affiliates could potentially adversely affect the value of the Auto-Callable Trigger PLUS. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the Auto-Callable Trigger PLUS on or prior to the pricing date and prior to maturity could adversely affect the value of the underlier and, as a result, could decrease the amount an investor may receive on the Auto-Callable Trigger PLUS at maturity. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial underlier value and, as a result, the trigger value, which is the value at or above which the underlier must close on the valuation date so that the investor does not suffer a loss on their initial investment in the Auto-Callable Trigger PLUS. Additionally, such hedging or trading activities during the term of the Auto-Callable Trigger PLUS, including on the valuation date, could potentially affect the value of the underlier on the valuation date and, accordingly, the amount of cash an investor will receive at maturity, if any.

▪	We and our affiliates, and any dealer participating in the distribution of the Auto-Callable Trigger PLUS, may engage in various activities or make determinations that could materially affect your Auto-Callable Trigger PLUS in various ways and create conflicts of interest. We and our affiliates play a variety of roles in connection with the issuance of the Auto-Callable Trigger PLUS, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS.

In connection with our normal business activities and in connection with hedging our obligations under the Auto-Callable Trigger PLUS, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the underlier or its components. In any such market making, trading and hedging activity, investment banking and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Auto-Callable Trigger PLUS. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Auto-Callable Trigger PLUS into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Auto-Callable Trigger PLUS.

In addition, the role played by Barclays Capital Inc., as the agent for the Auto-Callable Trigger PLUS, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Auto-Callable Trigger PLUS. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Auto-Callable Trigger PLUS and such compensation or financial benefit may serve as an incentive to sell the Auto-Callable Trigger PLUS instead of other investments. Furthermore, we and our affiliates establish the offering price of the Auto-Callable Trigger PLUS for initial sale to the public, and the offering price is not based upon any independent verification or valuation.

Furthermore, the selected dealer or its affiliates will have the option to conduct a material portion of the hedging activities for us in connection with the Auto-Callable Trigger PLUS. The selected dealer or its affiliates would expect to realize a projected profit from such hedging activities, and this projected profit would be in addition to any selling concession that the selected dealer realizes for the sale of the Auto-Callable Trigger PLUS to you. This additional projected profit may create a further incentive for the selected dealer to sell the Auto-Callable Trigger PLUS to you.

In addition to the activities described above, we will also act as the calculation agent for the Auto-Callable Trigger PLUS. As calculation agent, we will determine any values of the underlier and make any other determinations necessary to calculate any payments on the Auto-Callable Trigger PLUS. In making these determinations, we may be required to make discretionary judgments, including those described in the accompanying prospectus supplement and under “—Risks Relating to the Underlier” above. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Auto-Callable Trigger PLUS, and any of these determinations may adversely affect any payments on the Auto-Callable Trigger PLUS.

Risks Relating to the Estimated Value of the Auto-Callable Trigger PLUS and the Secondary Market

▪	The Auto-Callable Trigger PLUS will not be listed on any securities exchange, and secondary trading may be limited. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to offer to purchase the Auto-Callable Trigger PLUS in the secondary market but are not required to do so and may cease any such market making activities at any time, without notice. Even if a secondary market develops, it may not provide enough liquidity to allow you to trade or sell the Auto-Callable Trigger PLUS easily. Because other dealers are not likely to make a secondary market for the Auto-Callable Trigger PLUS, the price, if any, at which you may be able to trade your Auto-Callable Trigger PLUS is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Auto-Callable Trigger PLUS. In addition, Barclays Capital Inc. or one or more of our other affiliates may at any time hold an unsold portion of the Auto-Callable Trigger PLUS (as described on the cover page of this document), which may inhibit the development of a secondary market for the Auto-Callable Trigger PLUS. The Auto-Callable Trigger PLUS are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Auto-Callable Trigger PLUS to maturity.

April 2026	Page 20

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

▪	The market price of the Auto-Callable Trigger PLUS will be influenced by many unpredictable factors. Several factors will influence the value of the Auto-Callable Trigger PLUS in the secondary market and the price at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC may be willing to purchase or sell the Auto-Callable Trigger PLUS in the secondary market. Although we expect that generally the value of the underlier on any day will affect the value of the Auto-Callable Trigger PLUS more than any other single factor, other factors that may influence the value of the Auto-Callable Trigger PLUS include:

o	the volatility (frequency and magnitude of changes in value) of the underlier;

o	interest and yield rates in the market;

o	time remaining until the Auto-Callable Trigger PLUS mature;

o	supply and demand for the Auto-Callable Trigger PLUS;

o	geopolitical conditions and economic, financial, political, regulatory and judicial events that affect the underlying asset held by the underlier and that may affect the final underlier value; and

o	any actual or anticipated changes in our credit ratings or credit spreads.

The value of the underlier may be, and has recently been, volatile, and we can give you no assurance that the volatility will lessen. See “iShares® Bitcoin Trust ETF Overview” below. You may receive less, and possibly significantly less, than the stated principal amount if you try to sell your Auto-Callable Trigger PLUS prior to maturity.

▪	The estimated value of your Auto-Callable Trigger PLUS is lower than the initial issue price of your Auto-Callable Trigger PLUS. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is lower than the initial issue price of your Auto-Callable Trigger PLUS. The difference between the initial issue price of your Auto-Callable Trigger PLUS and the estimated value of the Auto-Callable Trigger PLUS is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Auto-Callable Trigger PLUS, the estimated cost that we may incur in hedging our obligations under the Auto-Callable Trigger PLUS, and estimated development and other costs that we may incur in connection with the Auto-Callable Trigger PLUS. These other costs will include a fee paid to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering.

▪	The estimated value of your Auto-Callable Trigger PLUS might be lower if such estimated value were based on the levels at which our debt securities trade in the secondary market. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

▪	The estimated value of the Auto-Callable Trigger PLUS is based on our internal pricing models, which may prove to be inaccurate and may be different from the pricing models of other financial institutions. The estimated value of your Auto-Callable Trigger PLUS on the pricing date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Auto-Callable Trigger PLUS may not be consistent with those of other financial institutions that may be purchasers or sellers of Auto-Callable Trigger PLUS in the secondary market. As a result, the secondary market price of your Auto-Callable Trigger PLUS may be materially different from the estimated value of the Auto-Callable Trigger PLUS determined by reference to our internal pricing models.

▪	The estimated value of your Auto-Callable Trigger PLUS is not a prediction of the prices at which you may sell your Auto-Callable Trigger PLUS in the secondary market, if any, and such secondary market prices, if any, will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS and may be lower than the estimated value of your Auto-Callable Trigger PLUS. The estimated value of the Auto-Callable Trigger PLUS will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Auto-Callable Trigger PLUS in the secondary market at any time will be influenced by many factors that cannot be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Auto-Callable Trigger PLUS. Further, as secondary market prices of your Auto-Callable Trigger PLUS take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Auto-Callable Trigger PLUS such as fees, commissions, discounts, and the costs of hedging our obligations under the Auto-Callable Trigger PLUS, secondary market prices of your Auto-Callable Trigger PLUS will likely be lower than the initial issue price of your Auto-Callable Trigger PLUS. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third

April 2026	Page 21

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

parties may be willing to purchase the Auto-Callable Trigger PLUS from you in secondary market transactions, if any, will likely be lower than the price you paid for your Auto-Callable Trigger PLUS, and any sale prior to the maturity date could result in a substantial loss to you.

▪	The temporary price at which we may initially buy the Auto-Callable Trigger PLUS in the secondary market and the value we may initially use for customer account statements, if we provide any customer account statements at all, may not be indicative of future prices of your Auto-Callable Trigger PLUS. Assuming that all relevant factors remain constant after the pricing date, the price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market (if Barclays Capital Inc. makes a market in the Auto-Callable Trigger PLUS, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Auto-Callable Trigger PLUS on the pricing date, as well as the secondary market value of the Auto-Callable Trigger PLUS, for a temporary period after the initial issue date of the Auto-Callable Trigger PLUS. The price at which Barclays Capital Inc. may initially buy or sell the Auto-Callable Trigger PLUS in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Auto-Callable Trigger PLUS.

April 2026	Page 22

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

iShares® Bitcoin Trust ETF Overview

The underlier is an exchange-traded fund that seeks to reflect generally the performance of the price of bitcoin (the “underlying asset”) before the payment of the underlier’s expenses and liabilities. All information contained in this document regarding the iShares® Bitcoin Trust ETF has been derived from publicly available information, without independent verification. This information reflects the policies of, and is subject to change by, the sponsor of the underlier, iShares Delaware Trust Sponsor LLC (“iShares Delaware”), an indirect subsidiary of BlackRock, Inc. BlackRock Fund Advisors, a wholly owned subsidiary of BlackRock, Inc., is the trustee of the underlier. Coinbase Custody Trust Company, LLC is the custodian of the underlier’s bitcoin holdings, and The Bank of New York Mellon is the custodian of the underlier’s cash holdings and the administrator of the underlier. The underlier is an investment trust that trades on The Nasdaq Stock Market under the ticker symbol “IBIT.”

The underlier issues shares representing fractional undivided beneficial interests in its net assets. The assets of the underlier consist primarily of bitcoin held by a custodian on behalf of the underlier. The underlier issues blocks of shares in exchange for deposits of bitcoin and distributes bitcoin in connection with the redemption of blocks of shares. The shares of the underlier are intended to constitute a simple and cost-effective means of making an investment similar to an investment in bitcoin. The underlier is a passive investment vehicle that does not seek to generate returns beyond tracking the price of bitcoin, and the sponsor of the underlier does not actively manage the bitcoin held by the underlier. The trustee of the underlier sells bitcoin held by the underlier to pay the underlier’s expenses on an as-needed basis irrespective of then-current bitcoin prices.

Currently, the underlier’s only ordinary recurring expense is expected to be iShares Delaware’s fee, which is accrued daily at an annualized rate equal to 0.25% of the net asset value of the underlier and is payable at least quarterly in arrears. The trustee of the underlier will, when directed by iShares Delaware, and, in the absence of such direction, may, in its discretion, sell bitcoin in such quantity and at such times as may be necessary to permit payment of iShares Delaware’s fee and of underlier expenses or liabilities not assumed by iShares Delaware. As a result of the recurring sales of bitcoin necessary to pay iShares Delaware’s fee and underlier expenses or liabilities not assumed by iShares Delaware, the net asset value of the underlier and, correspondingly, the fractional amount of bitcoin represented by each share will decrease over the life of the underlier. New deposits of bitcoin, received in exchange for additional new issuances of shares by the underlier, do not reverse this trend.

Information provided to or filed with the SEC by the underlier pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, can be located by reference to SEC file numbers 333-272680 and 001-41914, respectively, through the SEC’s website at http://www.sec.gov. The underlier is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder. The underlier is not a commodity pool for purposes of the Commodity Exchange Act of 1936, as amended, and is not subject to regulation thereunder, and iShares Delaware is not subject to regulation by the Commodity Futures Trading Commission as a commodity pool operator or a commodity trading advisor.

The following graph shows the daily closing prices of the underlier for the period specified below. The underlier began trading on The Nasdaq Stock Market on January 11, 2024 and therefore has limited historical performance The closing price of the underlier on April 30, 2026 was $43.32. We obtained the closing prices of the underlier from Bloomberg Professional® service, without independent verification. Historical performance of the underlier should not be taken as an indication of future performance. Future performance of the underlier may differ significantly from historical performance, and no assurance can be given as to the closing price of the underlier during the term of the Auto-Callable Trigger PLUS, including on the call observation date or the valuation date. We cannot give you assurance that the performance of the underlier will not result in a loss on your initial investment. The closing prices below may reflect adjustments in response to certain actions, such as stock splits and reverse stock splits.

April 2026	Page 23

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Underlier Historical Performance*— January 11, 2024 to April 30, 2026

* The dotted line indicates the trigger value of 75% of the initial underlier value.

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Bitcoin

Bitcoin is a digital asset the ownership and behavior of which are determined by participants in an online, peer-to-peer network that connects computers that run publicly accessible, or “open source,” software that follows the rules and procedures governing the bitcoin network, commonly referred to as the bitcoin protocol. The value of bitcoin, like the value of other digital assets, is not backed by any government, corporation or other identified body. Ownership and the ability to transfer or take other actions with respect to bitcoin are protected through public-key cryptography. The supply of bitcoin is constrained or formulated by its protocol instead of being explicitly delegated to an identified body (e.g., a central bank) to control. Units of bitcoin, called tokens, are treated as fungible. Bitcoin and certain other types of digital assets are often referred to as digital currencies or cryptocurrencies. No single entity owns or operates the bitcoin network, the infrastructure of which is collectively maintained by (1) a decentralized group of participants who run computer software that results in the recording and validation of transactions (commonly referred to as “miners”), (2) developers who propose improvements to the bitcoin protocol and the software that enforces the protocol and (3) users who choose what bitcoin software to run.

Bitcoin was released in 2009 and, as a result, there is little data on its long-term investment potential. Bitcoin is not backed by a government-issued legal tender or any other currency or asset. Bitcoin is “stored” or reflected on a digital transaction ledger commonly known as a “blockchain.” A blockchain is a type of shared and continually reconciled database, stored in a decentralized manner on the computers of certain users of the digital asset. Bitcoin is created by “mining.” Mining involves miners using a sophisticated computer program to repeatedly solve very complex mathematical problems on specialized computer hardware. Miners can be bitcoin enthusiasts but increasingly are professional mining operations that design and build dedicated machines and data centers as the computing power required to solve the problem continues to increase significantly.

April 2026	Page 24

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

Additional Information about the Auto-Callable Trigger PLUS

Please read this information in conjunction with the terms on the cover page of this document.

Additional provisions:
Minimum ticketing size:	$1,000 / 1 Auto-Callable Trigger PLUS
Tax considerations:

You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Auto-Callable Trigger PLUS.

Based on current market conditions, in the opinion of our special tax counsel, the Auto-Callable Trigger PLUS should be treated for U.S. federal income tax purposes as prepaid forward contracts with respect to the underlier. Assuming this treatment is respected, upon a sale or exchange of the Auto-Callable Trigger PLUS (including redemption upon an automatic call or at maturity), you should recognize gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Auto-Callable Trigger PLUS, which should equal the amount you paid to acquire the Auto-Callable Trigger PLUS. Subject to the application of the constructive ownership rules, any gain or loss recognized on your Auto-Callable Trigger PLUS should be treated as long-term capital gain or loss if you hold your Auto-Callable Trigger PLUS for more than a year, whether or not you are an initial purchaser of Auto-Callable Trigger PLUS at the original issue price. The Auto-Callable Trigger PLUS could be treated as constructive ownership transactions within the meaning of Section 1260 of the Code, in which case any gain recognized in respect of the Auto-Callable Trigger PLUS that would otherwise be long-term capital gain and that was in excess of the “net underlying long-term capital gain” (as defined in Section 1260) would be treated as ordinary income, and a notional interest charge would apply as if that income had accrued for tax purposes at a constant yield over the term of the Auto-Callable Trigger PLUS. Our special tax counsel has not expressed an opinion with respect to whether the constructive ownership rules apply to the Auto-Callable Trigger PLUS. Accordingly, U.S. holders should consult their tax advisors regarding the potential application of the constructive ownership rules.

The IRS or a court may not respect the treatment of the Auto-Callable Trigger PLUS described above, in which case the timing and character of any income or loss on the Auto-Callable Trigger PLUS could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the constructive ownership regime described above. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Auto-Callable Trigger PLUS, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Auto-Callable Trigger PLUS, including the potential application of the constructive ownership rules, possible alternative treatments and the issues presented by this notice.

Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2027 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Auto-Callable Trigger PLUS do not have a “delta of one” within the meaning of the regulations, our special tax counsel is of the opinion that these regulations should not apply to the Auto-Callable Trigger PLUS with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may

April 2026	Page 25

Auto-Callable Dual Directional Trigger PLUS Based on the Value of the iShares® Bitcoin Trust ETF due May 3, 2028

Auto-Callable Dual Directional Trigger Performance Leveraged Upside SecuritiesSM

Principal at Risk Securities

disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. You should consult your tax advisor regarding the potential application of Section 871(m) to the Auto-Callable Trigger PLUS.
Trustee:	The Bank of New York Mellon
Use of proceeds and hedging:

The net proceeds we receive from the sale of the Auto-Callable Trigger PLUS will be used for various corporate purposes as set forth in the prospectus and prospectus supplement and, in part, in connection with hedging our obligations under the Auto-Callable Trigger PLUS through one or more of our subsidiaries.

We, through our subsidiaries or others, hedge our anticipated exposure in connection with the Auto-Callable Trigger PLUS by taking positions in futures and options contracts on the underlier or its underlying asset and any other securities or instruments we may wish to use in connection with such hedging. Trading and other transactions by us or our affiliates could affect the value of the underlier, the market value of the Auto-Callable Trigger PLUS or any amounts payable on your Auto-Callable Trigger PLUS. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the prospectus supplement.

ERISA:	See “Benefit Plan Investor Considerations” in the accompanying prospectus supplement.
Validity of the Auto-Callable Trigger PLUS:	In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to Barclays Bank PLC, when the Auto-Callable Trigger PLUS offered by this pricing supplement have been executed and issued by Barclays Bank PLC and authenticated by the trustee pursuant to the indenture, and delivered against payment as contemplated herein, such Auto-Callable Trigger PLUS will be valid and binding obligations of Barclays Bank PLC, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or application giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of the stated principal amount upon acceleration of the Auto-Callable Trigger PLUS to the extent determined to constitute unearned interest. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by English law, Davis Polk & Wardwell LLP has relied, with Barclays Bank PLC’s permission, on the opinion of Davis Polk & Wardwell London LLP, dated as of May 15, 2025, filed as an exhibit to the Registration Statement on Form F-3ASR by Barclays Bank PLC on May 15, 2025, and this opinion is subject to the same assumptions, qualifications and limitations as set forth in such opinion of Davis Polk & Wardwell London LLP. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and its authentication of the Auto-Callable Trigger PLUS and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP, dated May 15, 2025, which has been filed as an exhibit to the Registration Statement referred to above.

This document represents a summary of the terms and conditions of the Auto-Callable Trigger PLUS. We encourage you to read the accompanying prospectus and prospectus supplement for this offering, which can be accessed via the hyperlinks on the cover page of this document.

Supplemental Plan of Distribution

Morgan Stanley Smith Barney LLC (“Morgan Stanley Wealth Management”) and its financial advisors will collectively receive from the agent, Barclays Capital Inc., a fixed sales commission for each Auto-Callable Trigger PLUS they sell, and Morgan Stanley Wealth Management will receive a structuring fee for each Auto-Callable Trigger PLUS, in each case as specified on the cover page of this document.

April 2026	Page 26